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                                                                  EXHIBIT 10(LL)



                            SUMMARY PLAN DESCRIPTION




                                PERFORMANCE SHARE
                           DEFERRED COMPENSATION PLAN




                      THE BFGOODRICH COMPANY 1999-2001 LTIP


























                                   MARCH, 1999


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                            SUMMARY PLAN DESCRIPTION

                                PERFORMANCE SHARE
                           DEFERRED COMPENSATION PLAN

________________________________________________________________________________


                 THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS
               COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER
                           THE SECURITIES ACT OF 1933.

The BFGoodrich Performance Share Deferred Compensation Plan provides certain employees, as designated by the Compensation Committee of the Board of Directors, with the opportunity to defer receipt of certain Performance Share awards under the Long-Term Incentive Plan.

The following is a summary of the main provisions of the Performance Share Deferred Compensation Plan as established, effective June 2, 1997. As with any plan summary, the official and controlling provisions of the Plan are contained in the Plan Document. In case of any discrepancies, the Plan Document will govern. In this summary, BFGoodrich is referred to as the "Company", the Performance Share Deferred Compensation Plan is referred to as the "Plan", and the Long-Term Incentive Plan is referred to as the "LTIP".

The benefits described in this summary have been structured to be in compliance with current tax law. Any change in legislation or the interpretation of tax laws which affect the tax nature of the benefits provided may necessitate revisions in the Plan.

The Company reserves the right to amend, modify, suspend or terminate the Plan at any time, provided that such action does not result in any reduction of your vested account balance (except for future investment losses).


OVERVIEW

o The Plan allows you to defer receipt of certain Performance Shares which may be earned and payable to you pursuant to the terms of the LTIP.

o Your deferrals of Performance Shares will be credited as phantom shares to a bookkeeping account in your name and will accumulate on a tax-deferred basis. Each phantom share will be equal at all times to one share of BFGoodrich common stock.


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o    The bookkeeping account will be used solely for record keeping purposes.
     This will be an unfunded account and no assets will be placed into an account in your name. You will be an unsecured general creditor of BFGoodrich with respect to your Plan benefits.

o Dividend equivalents will be accrued on all phantom shares under this Plan. Such dividend equivalents will be credited to your account under the Plan in the form of additional phantom shares at the same time and in the same amount as actual dividend payments on BFGoodrich common stock.

o At distribution, your Plan benefits will be paid in actual BFGoodrich common shares, less applicable withholding taxes.

o On termination of employment on or after age 55, you may choose to receive your benefits in a lump sum, or in quarterly installments paid over 5, 10 or 15 years.

o Upon your death, your beneficiary will receive any benefits not yet paid to you in a single lump sum payment in BFGoodrich common shares.

o Upon a Change in Control or termination of employment prior to age 55, your Plan benefits will be paid to you in BFGoodrich common shares in a lump sum promptly following your termination.

o Federal and state income taxes will not be payable until you, or your beneficiary, receives benefits in the future.

o Performance Share deferrals are subject to FICA taxes in the year when payouts from the LTIP otherwise would have occurred, had you not elected the deferral.


PLAN PROVISIONS

ELIGIBILITY

You are eligible to participate in the Plan if you are a participant in the LTIP and:

o You are designated by the Compensation Committee of the Board of Directors as eligible to participate.

PARTICIPATION

In order to participate in this Plan, you must:

         1.       Complete enrollment forms.

         2. Submit all forms in a timely fashion to Gary Habegger, BFGoodrich Human Resources.


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DEFERRALS

You may choose to defer 0%, 25%, 50%, 75% or 100% of all Performance Shares that may be earned and payable to you pursuant to the terms of the 1999-2001 LTIP.

You will have an opportunity prior to the earning of future Performance Shares to elect to defer 25%, 50%, 75% or 100% of the final payout at completion of the future performance period.

DEFERRAL ELECTION

Participation in the Plan is voluntary. You may elect to participate by completing a Participation and Distribution Election Form.

On the Participation and Distribution Election Form, you will indicate whether you wish to defer 0%, 25%, 50%, 75% or 100% of all Performance Shares that may be earned and payable to you pursuant to theo terms of the 1999-2001 LTIP.

PAYOUT ELECTION

If you are a new Plan participant, you will also be asked on the Participation and Distribution Election Form to elect how you want your benefit to be paid to you when your employment terminates. This election will apply to Deferral of Performance Shares under the 1999-2001 LTIP, as well as to any future deferral election. If you are a current Plan participant and have previously selected a benefit payout option, your previous election will apply to your entire account balance, including the 1999-2001 LTIP, as well as all future deferrals to your account. You may not change your payout election.

MINIMUM DEFERRAL AMOUNT

If you elect to defer Performance Shares under the 1999-2001 LTIP, you must elect to defer at least 25% of the final payout at completion of the performance period.

TIMING OF DEFERRALS

Your deferrals will be credited to your Plan account as of the same date the Compensation Committee of the Board of Directors approves your payout under the LTIP.

ELECTIONS IRREVOCABLE

You may not change or revoke your deferral election once it is made.

FICA WITHHOLDING

Performance Share deferrals are subject to withholding for FICA taxes in the year when payouts from the LTIP otherwise would have occurred had you not elected deferral.


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BOOKKEEPING ACCOUNT

The Company will maintain an account of your benefits. The account is used solely for record keeping purposes. To comply with tax rules, no assets will be placed into an account in your name.

Your account or other interest under the Plan may not be alienated, assigned, transferred, pledged or hypothecated in any manner.

ACCOUNT VESTING

You are fully vested at all times in your deferrals and dividends on your deferrals as represented by the number of phantom shares in your account.

INVESTMENT OF YOUR ACCOUNT

Your deferral of each Performance Share will be credited as one phantom share in an account for you under the Plan. Each phantom share will be equal at all times to one share of BFGoodrich common stock.

Dividend equivalents will be accrued on all phantom shares in your account. Such dividend equivalents will be credited to your account under the Plan in the form of additional phantom shares at the same time and in the same amount as actual dividend payments on BFGoodrich common stock.

It is important to note that your deferrals may not actually be invested in BFGoodrich common stock. The Company will, however, establish a Rabbi Trust which is described in further detail later in this document. Each phantom share in your account will be equal at all times to the one share of BFGoodrich common stock, but no actual shares will be placed into an account in your name. This is necessary to preserve the tax-deferred status of your account.

Your account is subject to investment risk. If the rate of return in BFGoodrich common stock is positive, you will experience growth in the market value of your account balance. If the rate of return is negative, you will experience a loss.


BENEFIT DISTRIBUTIONS

TERMINATION ON OR AFTER AGE 55

You are eligible for extended payment benefits under this Plan when you terminate employment on or after age 55.

Your account balance at termination of employment on or after age 55 will be paid in BFGoodrich common stock and may be receivedo in quarterly installments or a lump sum. As long as you have an account balance, dividends will continue to be credited until the distribution valuation date.


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Benefit Payout Options

The first time you enroll in this Plan, you will indicate how you want your vested account balance paid out when you terminate employment on or after age
55. You may choose:

     o    A lump sum payment in BFGoodrich common shares, or

     o Quarterly installments in BFGoodrich common shares over 5, 10 or 15 years.

Your election as to the form of payout will apply to your entire account balance, including all future deferrals to your account. If you do not make an election, your account balance will be paid in quarterly installments over 15 years.

Changing Your Election

You may not change your payout election.

Benefit Commencement

Benefit payments will begin in the January following your termination of employment on or after age 55.

At the time of your initial deferral election, you may choose a commencement year for Plan benefits that would be later than the year following your date of termination of employment on or after age 55. Your benefits must commence no later than January of the year in which you attain age 70. Once made, this election is irrevocable.

         FOR EXAMPLE: YOU MAY ELECT TO HAVE PLAN BENEFITS COMMENCE IN JANUARY, 2010, EVEN THOUGH YOU TERMINATE EMPLOYMENT IN 2005 AT AGE 65.

Small Account Rules

If the market value of your account at termination of employment on or after age 55 is less than $10,000, your benefits will be paid in a lump sum in BFGoodrich common shares. If, at the time benefits are to commence, your quarterly installment payment is less than 100 shares per quarter, the Company may shorten the payout period until the payments equal or exceed 100 shares per quarter.

Account Valuation

The value of your account balance for tax purposes will be calculated using the fair market value of BFGoodrich common stock as reported on the New York Stock Exchange (NYSE) Composite Transactions (or similar) listing as follows:

         1.       For lump sum payments at termination of employment



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                  on or after age 55, the value of your account will be
                  calculated as of the January 2 in the year immediately following your year of termination (or, if the NYSE is closed on January 2, the first business day following January 2 on which the NYSE is open).

2. For quarterly installment payments, the value of each installment payment will be calculated as of the first business day of each calendar year quarter on which the NYSE is open.

3. For lump sum payments in the event you die, in the event of a Change in Control of the Company, or in the event you terminate your BFGoodrich employment prior to your age 55, the value of your account will be calculated as of the first business day of the month immediately following the date of the event requiring the calculation.

Adjustment of Installment Payments

Your account will continue to be credited with dividends as described earlier (see "Investment of Your Account") during the payment period you elect.

Installment payments will be made as of the first business day of each calendar year quarter.

The number of BFGoodrich common shares in your account balance as of the first day of each calendar year quarter will be divided by the number of remaining installment payments to determine the number of BFGoodrich common shares that will be distributed for such calendar year quarter. For this purpose, other than with respect to the last installment, the number of shares actually distributed will be rounded up to the next whole share.

For the last installment payment, your entire remaining account balance will be distributed, with any fractional shares paid in cash.

TERMINATION BEFORE AGE 55

If your employment terminates before your age 55, your account balance will be distributed to you in a lump sum payment in BFGoodrich common shares.

Your benefit will be paid to you as soon as practical after termination, and dividends will be credited to your account up to the date on which your termination occurs.

DISABILITY

If you are totally disabled under the Company's Long-Term Disability Plan, you will be entitled to receive payment of your account when your Long-Term Disability benefits begin. Your


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benefit payments will be calculated and paid in the same manner as if you had terminated employment on or after age 55.

SURVIVOR BENEFITS

Before Commencement of Plan Benefit Payments

In the event of your death before Plan benefits commence, your account balance will be paid to your designated beneficiary in a single lump sum payment in BFGoodrich common shares.

After Commencement of Installment Payments

If your quarterly installment payments have commenced at the time of your death, your beneficiary will receive your remaining account balance in a single lump sum payment in BFGoodrich common shares as soon as practical after your death.

CHANGE IN CONTROL

Upon a Change in Control of BFGoodrich, your account balance will be paid out in a lump sum payment (less any applicable withholding taxes) in BFGoodrich common shares. This will apply even though you may be receiving quarterly installments as your payout election.


OTHER PROVISIONS

ABOUT YOUR BENEFICIARY

At the time you first elect to participate in the Plan, you should designate any person(s), trust or organization as beneficiaries to receive any Plan benefits remaining unpaid upon your death. You may change your designation at any time by completing a Designation of Beneficiary Form.

To request a form, you may contact the Corporate Benefits Department (330-659-7848; facsimile 330-659-7850).

In the event there is no beneficiary designation on file with the Company or all designated beneficiaries have predeceased you, the Company will pay any remaining value in your account to your estate.

BENEFIT STATEMENTS

You will receive a benefit statement after the end of each calendar year quarter summarizing the activity and value of your account.


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IMPORTANT INFORMATION

UNSECURED GENERAL CREDITOR

You are an unsecured general creditor of BFGoodrich with respect to your Plan benefits. Benefits are payable solely from the Company's general assets. Your benefits are subject to the risk of corporate insolvency, in which case they may be subject to a lien or security interest of other creditors.

BENEFIT SECURITY

BFGoodrich will adopt an Irrevocable Grantor ("Rabbi") Trust to provide protection against the risk of the Company refusing to pay benefits such as in the event of a Change in Control. The Trust does not protect against the risk of corporate insolvency.

The Company intends that deferred Performance Share awards will be held in the form of BFGoodrich common stock within the Rabbi Trust. Dividends paid on the stock held by the Rabbi Trust will be reinvested into BFGoodrich common stock. The shares will be in the name of the Trust and not in the names of individual participants.

Distribution of shares will be made from the Rabbi Trust. To the extent you do not receive shares from the Rabbi Trust, you shall be entitled to receive shares from BFGoodrich.

Voting rights with respect to shares in the Rabbi Trust will be exercised by the Company.


PLAN ADMINISTRATION

This Plan is administered by the Company. The Company will appoint a Performance Share Deferred Compensation Plan Committee, with authority delegated by the Compensation Committee of the Board of Directors, to interpret the Plan and determine all other matters that might arise under the terms of the Plan. The Company's decisions are final and binding on all participants.

The Company reserves the right to amend, modify, suspend, or partially or completely terminate the Plan on a prospective basis only, provided that the amendment or termination does not result in any reduction of your vested account balance (except for future investment losses).

If the Plan is completely terminated prior to a Change in Control, all future deferrals will stop. Your account balances, including investment gains and losses and dividend accruals, will be paid to you in a lump sum payment in BFGoodrich common shares.

For more information about the Plan or its administrators, or to receive a copy of the Plan, contact the Corporate Benefits Department at BFGoodrich, 4020 Kinross Lakes Parkway, Richfield, Ohio 44286 (330-659-7848; facsimile 330-659-7850).


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ERISA

The Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for "a select group of management or highly compensated employees" within the meaning of Section 201, 301 and 401 of ERISA and, therefore, is exempt from parts 2, 3 and 4 of Title I of ERISA.

CLAIMS REVIEW AND PROCEDURES

You should submit a written application to the Company if you believe you are eligible to receive payments under the Plan. The Company will notify you whether you are so eligible. If the Company determines that you are not eligible, or you believe that you are entitled to receive greater or different payments, you may ask the Company to review your claim.

CONSTRUCTIVE RECEIPT

In the event one or more individuals is proven to be in constructive receipt for income tax purposes, the Company will distribute that individual's (or all participants') account in a lump sum payment (less any applicable taxes) in BFGoodrich common shares.

IRC 162(m) PAYMENT

The Company may postpone any individual's payout until the next fiscal year to avoid loss of a tax deduction pursuant to Section 162(m) of the Internal Revenue Code as amended or any similar provision.

FEDERAL SECURITIES LAWS

The Company's obligations under the Plan have been registered under the Securities Act of 1933 pursuant to a registration statement filed by the Company. This summary constitutes part of a prospectus covering those securities. Certain documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 are incorporated by reference in the prospectus. You may obtain copies of these documents, and all documents which constitute part of the prospectus, without charge, upon written or oral request to BFGoodrich Corporate Benefits Department, 4020 Kinross Lakes Parkway, Richfield, Ohio 44286 (330-659-7848; facsimile 330-659-7850).


TAXATION QUESTIONS AND ANSWERS

The following is intended as general information which is based on current law and is subject to change. It is not to be considered as tax advice. Participants are advised to consult their tax advisor regarding consequences of participating in the Plan. The Plan does not qualify under Section 401(a) of the Internal Revenue Code.


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         DO I PAY FEDERAL INCOME TAXES ON DEFERRALS TO THE PLAN OR
         DIVIDENDS WHEN CREDITED TO MY ACCOUNT?

                  No. For federal income tax purposes, subject to certain rules, you will not be deemed to be in receipt of the amount deferred or the earnings thereon. You will not pay federal income taxes until you actually receive payouts from the Plan.

         HOW DOES THIS AFFECT THE WITHHOLDING ON MY PAYCHECK?

                  Your federal and state W-2 earnings exclude Plan deferrals.

                  Deferrals are subject to FICA taxes in the year of deferral until the annual taxable wage base for OASDI under Social Security law is reached. Medicare earnings include your deferrals, so there will be Medicare taxes (currently 1.45%) on all these amounts.

                  Check with your tax advisor regarding the impact of tax laws on your personal financial circumstances.

         WHEN PAID OUT AFTER TERMINATION OF EMPLOYMENT, HOW ARE PLAN BENEFITS TAXED TO ME?

                  Plan benefits paid to you are taxed as ordinary income when received but, under current law are not subject to income tax withholding since you will not be employed by BFGoodrich at the time of receipt of the payments. You may be required to make estimated tax payments with regard to these benefits. You should check with your tax advisor in this regard.

         WILL I PAY SOCIAL SECURITY FICA TAXES WHEN I TAKE MY DISTRIBUTION?

                  No, because the deferrals were included in your wage base at the time they were credited to your account.

         IS MY DISTRIBUTION ELIGIBLE TO BE ROLLED OVER TO AN IRA?

                  No, because this is not an IRS tax-qualified plan. When electing a Plan distribution, we encourage you to seek professional advice to determine the best course of action for your financial circumstances.

         WILL THE PLAN BENEFITS PAID TO MY BENEFICIARIES BE INCLUDED IN MY GROSS ESTATE FOR FEDERAL ESTATE FAX PURPOSES?


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                  Yes. The present value of the benefit at the time of your
                  death is included. If, however, your beneficiary is your spouse and the benefit qualifies for the estate tax marital deduction, there will be no federal estate tax. Check with your tax advisor regarding the impact of estate tax laws on your personal financial circumstances.

         WHEN PAID OUT, HOW ARE PLAN BENEFITS TAXED TO MY BENEFICIARIES?

                  Plan benefits paid to your beneficiaries are taxed as ordinary income to them in the year received.

         WHEN PAID OUT, CAN PLAN BENEFITS AFFECT THE TAXATION OF MY SOCIAL SECURITY BENEFITS?

                  Yes. Plan benefit payments will be included as income when calculating income tax on Social Security benefits.

         WHEN PAID OUT, CAN PLAN BENEFITS REDUCE THE AMOUNT OF MY SOCIAL SECURITY INCOME?

                  No. Plan benefit payments will not reduce Social Security benefit payments (although your income tax may be affected, as described above).

         IF I DEFER WHILE LIVING IN ONE STATE, THEN RETIRE IN A DIFFERENT STATE, TO WHICH STATE WILL I PAY TAXES?

                  Benefits as provided under this Plan are subject to income taxes only in your state of residence at the time payments are received, only if you elect quarterly installments to be paid over 10 or more years.


                           If you have additional questions, please contact the:

                                    BFGoodrich Corporate Benefits
                                    or Corporate Legal Departments



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